Third Amended and Restated

Schedule A

to the

Inbound Call Management and Fulfillment Agreement

by and between

Aspiriant Trust

(f/k/a Aspiriant Global Equity Trust)

and

UMB Distribution Services, LLC

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement as follows, effective as of the date set forth below.

NAMES OF FUNDS

Aspiriant Risk-Managed Equity Allocation Fund

Aspiriant Risk-Managed Municipal Bond Fund

Aspiriant Defensive Allocation Fund

Aspiriant Risk-Managed Taxable Bond Fund

In witness whereof, the undersigned have executed this Third Amended and Restated Schedule A to the Inbound Call Management and Fulfillment Agreement between Aspiriant Trust (f/k/a Aspiriant Global Equity Trust) and UMB Distribution Services, LLC, effective as of the 29th day of March, 2018.

UMB DISTRIBUTION SERVICES, LLC		ASPIRIANT TRUST

By:	/s/ Maureen A. Quill	By:	/s/ Benjamin D. Schmidt
	Maureen A. Quill		Benjamin D. Schmidt
	President		Secretary & Assistant Treasurer